CERTIFICATE RELATING TO ELIMINATION OF PREVIOUSLY OUTSTANDING SERIES OF
                                 PREFERRED STOCK
                  AND OF DESIGNATION, PREFERENCES AND RIGHTS OF
                            SERIES F PREFERRED STOCK
                                       of
                               THEGLOBE.COM, INC.


     theglobe.com, inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES  HEREBY  CERTIFY:

     FIRST:  The  name  of  the  corporation  is  theglobe.com,  inc.  (the
"Corporation").

     SECOND: The date on which the Certificate of Incorporation of the Corporation first was filed with the Secretary of State of the State of Delaware was May 26, 1995.

     THIRD: That the Corporation's Fourth Amended and Restated Certificate of Incorporation authorizes the Board of Directors, without further action of the stockholders of the Corporation, to create series of its Preferred Stock with such powers, designations, preferences, rights and qualifications, as the Board may specify by resolution. Pursuant to such authority, the Board created several series of its Preferred Stock, consisting of:

          (i) One million one hundred sixty-five thousand, nine hundred ninety (1,165,990) shares of Preferred Stock designated Series A Preferred Stock (the "Series A Preferred Stock");

          (ii) One million one hundred fifty-one thousand, four hundred fifty (1,151,450) shares of Preferred Stock designated Series B Preferred Stock (the "Series B Preferred Stock");

          (iii) Five hundred eighty-two thousand five hundred (582,500) shares of Preferred Stock designated Series C Preferred Stock (the "Series C Preferred Stock");

          (iv) Fifty-one (51) shares of Preferred Stock designated Series D Preferred Stock (the "Series D Preferred Stock");

          (v) Ten (10) shares of Preferred Stock designated Series E Preferred Stock (the "Series E Preferred Stock"); and

          (vi) One Hundred Thousand (100,000) shares of Preferred Stock designated Junior Participating Preferred Stock (the "Junior Participating Preferred Stock") (the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, but not the Junior Participating Preferred Stock, is collectively referred to
     ---
herein  as,  the  "Previously  Authorized  Series  of  Preferred  Stock").

     FOURTH: That there are currently no shares of any of the Previously Authorized Series of Preferred Stock issued and outstanding and none will be issued. In accordance with Section 151 of the Delaware General Corporation Law (the "DGCL"), the Board of Directors of the Corporation adopted the following resolution eliminating such Previously Authorized Series of Preferred Stock upon the filing of this Certificate and returning the shares formerly comprised within such Series to the status of authorized and unissued shares of the Corporation's Preferred Stock; and

          "RESOLVED, that there are no issued and outstanding shares of any presently authorized series of the Corporation's Series A Preferred Stock, Series B. Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and that no further shares will be issued pursuant to the certificate of designations previously filed with regard to such Series of Preferred Stock; and

          FURTHER RESOLVED, that in accordance with Section 151 of the Delaware General Corporate Law, all existing series of the Corporation's Preferred Stock, consisting of Series A Preferred Stock, Series B
          Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are hereby eliminated and the shares of Preferred Stock formerly allocated to each such series are hereby returned to the status of authorized and unissued shares of Preferred Stock, subject to the subsequent designation of such shares as part of any series of Preferred Stock hereinafter created by the Board of Directors in conformity with the Corporation's Fourth Amended and Restated Certificate of Incorporation and Section 151 of such Law."

     FIFTH: That pursuant to authority expressly granted to and vested in the Board of Directors by the Fourth Amended and Restated Certificate of Incorporation of the Corporation and in accordance with Section 151 of the DGCL, the Board of Directors of the Corporation adopted the following resolution creating a new series of Preferred Stock, par value $.001 per share, designated as "Series F Preferred Stock", and amending and restating in its entirety Paragraphs C and D of Article IV of the Certificate of Incorporation as follows:

          "RESOLVED, that the Board does hereby create a new series of Preferred Stock, designated as "Series F Preferred Stock" and that the designation of the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, the Series F Preferred Stock, are as follows:

          C.  DESIGNATION  OF  PREFERRED  STOCK

               1. Four Hundred Twenty-Five Thousand (425,000) shares of Preferred Stock are hereby designated Series F Preferred Stock (the "Series F Preferred Stock").

          D. RIGHTS, PREFERENCES, ETC. OF SERIES F PREFERRED STOCK. The rights, preferences, privileges, restrictions and other matters relating to the Series F Preferred Stock are as follows:

               1. Dividend Rights. The holders of shares of the Series F Preferred Stock shall be entitled to receive cash dividends at an annual rate of 8% ($.12) per share out of funds legally available therefor and when and to the extent declared. Dividends shall be payable in quarterly installments on July 1, October 1, January 1 and April 1 in each year, commencing July 1, 2003. Dividends on the Series F Preferred Stock shall be fully cumulative and accrue from the date of original issue. The holders of outstanding shares of Series F Preferred Stock shall be entitled to receive such dividends, pari passu (with each share in the same series of any other series of Preferred Stock hereinafter outstanding being entitled to a dividend), prior and in preference to any declaration or payment of any dividend on the Common Stock payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock.

               2.     Liquidation  Preference.

                    a. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each share of Series F Preferred Stock then outstanding shall be entitled, pari passu, to be paid out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment or setting apart for payment of any amount shall be made in respect of, the Common Stock, until such time as the holders of the Series F Preferred Stock shall have received their respective preference amounts (the "Preference Amounts") as specified below. Each Preference Amount shall be adjusted for any combinations, consolidations, or stock distributions or stock dividends with respect to such shares, plus all declared but unpaid dividends thereon, if any, to the date fixed for distribution.

               (i) The Series F Preferred Stock Preference Amount is one dollar fifty cents ($1.50) per share.

                    If upon liquidation, dissolution or winding up of the Corporation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders their full respective Preference Amounts, then such holders shall share ratably in any distribution of assets in proportion to the full amount to which they would otherwise be respectively entitled.

                    b. After payment has been made to the holders of Series F Preferred Stock of their full Preference Amounts, the remaining assets of the Corporation shall be distributed ratably among the holders of the Common Stock and the holders of Series F Preferred Stock on an as converted basis.

               3. Conversion. The holders of the Series F Preferred Stock shall have conversion rights as follows:

                    a.     Optional  Conversion.  Subject  to  and in compliance
                           --------------------
          with the provisions of this Section 3, any shares of Series F Preferred Stock may, at the option of the holder thereof, be converted at any time into fully-paid and nonassessable shares of Common Stock in the amount determined by multiplying the applicable conversion rate then in effect (determined as provided in Section 3.b below) by the number of shares of Series F Preferred Stock being converted. All shares of the Series F Preferred Stock shall be converted at such time as the holders of a majority of the then issued and outstanding shares of the Series F Preferred Stock elect to convert.

                    b.     Conversion  Rate.  The  conversion  rate in effect at
                           ----------------
          any time for conversion of the Series F Preferred Stock shall be the quotient obtained by dividing the Series F Original Issue Price (as defined herein) by the Series F Conversion Price (as defined herein), calculated as provided in Section 3.c. The "Series F Original Issue Price" shall be one dollar and fifty cents ($1.50) per share.

                    c.     Conversion  Price.  The  conversion  price  for  the
                           -----------------
          Series F Preferred Stock shall be three cents ($0.03) per share (the "Conversion Price"), as adjusted from time to time in accordance with this Section 3. Consequently, the initial conversion rate of the Series F Preferred Stock shall be fifty (50) shares of Common Stock for each share of the Series F Preferred Stock.

                    d.     Automatic  Conversion.  Each  share  of  Series  F
                           ---------------------
          Preferred Stock shall automatically be converted into shares of Common Stock at the then effective applicable conversion rate in the event of the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of Common Stock (whether for the account of the Corporation or for the account of one or more stockholders of the Corporation) to the public at an aggregate offering price of not less than fifteen million dollars ($15,000,000) (a "Qualified Offering"), in which event the conversion of each share of Preferred Stock shall be deemed to have occurred automatically at the closing of such Qualified Offering. In addition, each share of the Series F Preferred Stock shall automatically convert upon the vote or written consent of the holders of a majority of the outstanding shares of Series F Preferred Stock.

                    e.     Mechanics  of  Conversion.  No  fractional  shares of
                           -------------------------
          Common Stock shall be issued upon conversion of Series F Preferred Stock. In lieu of any fractional shares to which the holder of Series F Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then-effective applicable Conversion Price. Before any holder of Series F Preferred Stock shall be entitled to convert the same into full shares of Common Stock, it shall surrender the certificate or certificates therefor, duly endorsed, at the offices of the Corporation at such offices that it elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to Section 3.d.). The

          Corporation shall, as soon as practicable thereafter, issue and deliver at such offices to such holder a certificate or certificates, registered in such names as specified by the holder, for the number of shares of Common Stock to which it shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, and any accrued and unpaid dividends on the converted shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date (except that, in the event of an automatic conversion pursuant to Section 3.d. such conversion shall be deemed to have been made immediately prior to the closing of a Qualified Offering, or the effective date of the consent). If the conversion is in connection with an underwritten offering of securities registered pursuant to the Act, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the tendered shares shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities.

                    f.     Adjustments  for Subdivision, Dividends, Combinations
                           -----------------------------------------------------
          or  Consolidations  of  Common  Stock.
          --------------------------------------

                         (i) If the Corporation shall at any time or from time to time after the date that the first share of Series F Preferred Stock is issued (the "Original Issue Date") effect a combination or consolidation of the outstanding Common Stock, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                         (ii) In the event the Corporation shall declare or pay any dividend on the Common Stock payable in Common Stock or in the event the outstanding shares of Common Stock shall be subdivided, by reclassification or otherwise than by payment of a dividend in Common Stock, into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such dividend or subdivision shall be proportionately decreased.

                              a. in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

                              b. in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

                    If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the applicable Conversion Price that became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the applicable Conversion Price shall be adjusted as of the time of actual payment of such dividend.

                    g.     Adjustment for Other Dividends and Distributions.  If
                           ------------------------------------------------
          the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series F Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation that they would have received had their Series F Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the holders of the Series F Preferred Stock or with respect to such other securities by their terms.

                    h.     Adjustment  for  Reclassification,  Exchange  and
                           -------------------------------------------------
          Substitution.  If  at any time or from time to time after the Original
          -------------
          Issue Date, the Common Stock issuable upon the conversion of the Series Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 3), in any such event each holder of Series F Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series F Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                    i.     Sale  of  Shares  Below  Conversion  Price.
                           -------------------------------------------

                         (i) If at any time or from time to time the Corporation issues or sells, or is deemed by the express provisions of this subsection (i) to have issued or sold, Additional Shares of Common Stock (as defined herein), other than as provided in Sections 3.f through 3.h above, for an Effective Price (as defined herein) less than the then effective Conversion Price, then and in each such case the then existing Conversion Price shall be reduced as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock Deemed
          Outstanding (as defined herein) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock that the Aggregate Consideration Received (as defined herein) by the Corporation for the total number of Additional Shares of Common Stock so issued could purchase at such Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of this paragraph, the number of shares of Common Stock Deemed Outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually "Outstanding," (B) the number of shares of Common Stock into which the then outstanding shares of Series F Preferred Stock could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities on the day immediately preceding the given date.

                         (ii) For the purpose of making any adjustment required under this Section 3.i, the consideration received by the Corporation from any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined herein) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                         (iii) For the purpose of the adjustment required under this Section 3.i, if the Corporation issues or sells any rights or options for the purchase of, stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof, provided that, if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further, that, if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that, if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provide Securities, provided that such readjustment shall not apply to prior conversion of Series F Preferred.

                         (iv) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 3.i, whether or not subsequently reacquired or retired by the Corporation, other than (A) shares of Common Stock issued upon conversion of the Series F Preferred Stock;
          (B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Original Issue Date and (D) shares of Common Stock issued in a Qualified Offering. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 3.i, into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 3.i, for such Additional Shares of Common Stock.

                    j.     Certificate  as  to Adjustments.  Upon the occurrence
                           -------------------------------
          of each adjustment or readjustment of the Conversion Prices pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series F Preferred Stock, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series F Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Prices at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series F Preferred Stock.

               4. Notices of Record Date. In the event that the Corporation shall propose at any time:

                         (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                         (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                         (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                         (iv) to merge or consolidate with or into any other Corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of the Series F Preferred Stock;

                              a. at least ten days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matter referred to in
          (iii)  and  (iv)  above;  and

                              b.     in  the  case of the matters referred to in
          (iii) and (iv) above, at least 10 days' prior written notice of the date when the same shall take place (and specifying, if practicable, or estimating the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                         Each such written notice shall be given by first-class mail, postage prepaid, addressed to the holders of Series F Preferred Stock at the address for each such holder as shown on the books of the corporation.

               5. Common Stock Reserved. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series F Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series F Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series F Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               6.     Voting  Rights.

                    a. Except as otherwise provided herein or as required by law, each share of Series F Preferred Stock issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which such shares of Series F Preferred Stock, as applicable, are convertible as adjusted from time to time pursuant to
          Section 3 hereof. Except as otherwise provided herein or as required by law, the Common Stock and the Series F Preferred Stock shall vote together as a single class. Fractional votes by the holders of Series F Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series F Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.

                    b. The holders of Series F Preferred Stock, voting together as a class, shall be entitled to approve, by vote or written consent of the holders of a majority of the outstanding shares of such
          Series: (A) any future issuance of Common Stock, Preferred Stock or Convertible Securities which involves, alone or in a series of related transactions, either (i) aggregate consideration of at least one hundred thousand dollars ($100,000) or (ii) an issuance that would exceed more than one percent (1%) of the then number of shares of Common Stock Deemed Outstanding.

     This Certificate Relating to Elimination of Previously Outstanding Series of Preferred Stock and of Designation, Preferences and Rights of Series F Preferred Stock has been duly adopted in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware by the Board.




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
          IN WITNESS WHEREOF, this Certificate Relating to Elimination of Previously Outstanding Series of Preferred Stock and of Designation, Preferences and Rights of Series F Preferred Stock of theglobe.com, Inc. is hereby executed, effective as of March ____, 2003.


                              theglobe.com,  inc.


                              By___________________________________
                              Name:________________________________
                              Title:_______________________________


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